UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                           INTERNET CABLE CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified in its charter)


                Tucci & Tannenbaum, A Professional Corporation
                            300 North Third Street
                            Philadelphia, PA  19106
                                 (215) 923-6200
                     -----------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          N/A

     (2)  Aggregate number of securities to which transaction applies:

          N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          N/A

     (4)  Proposed maximum aggregate value of transaction:

          N/A

     (5)  Total fee paid:

          N/A

[ ]  Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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     2)   Form, Schedule or Registration Statement No.:  N/A
     3)   Filing Party:  N/A
     4)   Date Filed:  N/A

                           INTERNET CABLE CORPORATION
                               1463 Dunwoody Drive
                        West Chester, Pennsylvania 19380

                                 --------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 15, 2000

                                 --------------

Dear Shareholders,

     A Special Meeting of the Shareholders of Internet Cable Corporation ("ICC") will be held at 1:00 p.m., local time, on December 15, 2000 at the offices of ICC at 1463 Dunwoody Drive, West Chester, PA 19380, for the following purposes:


          1. To authorize amendment of the Articles of Incorporation to set forth the terms of a class of preferred stock.

          2. To transact such other business as may properly come before the Special Meeting and any adjournment thereof.


By Order of the Board of Directors

Michael F. Mulholland, Chief Executive Officer

December 1, 2000

                         SPECIAL MEETING OF SHAREHOLDERS
                                DECEMBER 15, 2000

                                 PROXY STATEMENT

     The enclosed proxy is solicited by and on behalf of the Board of Directors of Internet Cable Corporation ("ICC"). All costs of solicitation (including printing and mailing of this Proxy Statement, meeting notice and form of proxy, as well as any necessary supplementary solicitations) will be paid by ICC. In addition to the solicitation of proxies by mail, officers and employees of ICC may solicit in person or by telephone. Persons holding shares as nominees will, upon request, be reimbursed for their reasonable expenses in sending soliciting materials to their principals.

     All shareholders of ICC Common Stock of record as of the end of business on November 21, 2000, are entitled to vote at the meeting or any adjourned session. Each share is entitled to one vote. As of the date upon which the enclosed proxy was mailed, there were issued and outstanding approximately 10,510,662 shares of ICC Common Stock. This Proxy Statement was mailed to the shareholders of ICC on or about December 1, 2000.

     At the Special Meeting, the shareholders of ICC are being asked to consider and vote upon the amendment of the Articles of Incorporation to authorize the class of Five Million (5,000,000) shares of preferred stock to be designated the Series Preferred Stock.

     Shares represented by a properly executed proxy will be voted in accordance with the instructions thereon, or if no specification is made, the persons named as proxies will vote for the establishment of the class of preferred stock. Proxies may be revoked at any time before they are exercised by the subsequent execution and submission of a revised proxy, by written notice to the Secretary of ICC, or by voting in person at the meeting. The mailing address of ICC is 1463 Dunwoody Drive, West Chester, PA 19380.

     Shareholders who need directions to the location of the Special Meeting should call (610) 647-0400 between the hours of 8:30 A.M. and 5:00 P.M., local time, on any business day.

                        1. PROPOSAL TO AUTHORIZE A CLASS
                               OF PREFERRED STOCK.

     ICC's Board of Directors, by resolution at the meeting of the Board of Directors held November 21, 2000, recommends that the Articles of Incorporation of ICC be amended to authorize a class of preferred stock (the "Series Preferred Stock"). The Series Preferred Stock would have the characteristics identified below and as may be further defined by the Board. This proposal would maintain the total authorized capital stock of ICC at 60,000,000 shares. Currently,
Article 4 of ICC's Articles of Incorporation provides for a total authorized shares of 60,000,000, with 50,000,000 being designated Common Stock, 5,000,000 being designated Class A Common Stock and 5,000,000 being designated Preferred Stock. This proposal would amend ICC's Articles of Incorporation to further define the terms and treatment of the Preferred Stock by replacing Article 4 with an Article FOURTH containing the following language:

FOURTH:

A. Authorized Capital Stock. The aggregate number of shares of all classes of stock which the Corporation shall be authorized to issue shall be Sixty Million (60,000,000). Fifty Million (50,000,000) of said shares shall be of a par value of $0.001 per share and shall be designated Common Stock, Five Million (5,000,000) of said shares shall be of a par value of $0.001 per share and be designated Class A Common Stock and Five Million (5,000,000) shares of which shall be of the par value $0.001 per share and shall be designated Series Preferred Stock.

B. Series Preferred Stock. The Series Preferred Stock may be issued from time to time by the board of directors as herein provided in one or more series. The designations, relative rights, preferences and limitations with respect to the shares of each series thereof, many, to the extent permitted by law, be similar to or may differ from those of any other series. The board of directors of the Corporation is hereby expressly granted authority, subject to the provisions of this Article FOURTH, to issue from time to time Series Preferred Stock in one or more series, and to fix from time to time before issuance thereof, by filing a certificate pursuant to the Business Corporation Law of the State of Nevada, the number of shares in each such series, and all designations, relative rights (including the right, to the extent permitted by law, to convert into shares of any class or into shares of any series), preferences and limitations of the shares in each such series, provided, however, that the series preferred stock shall have the characteristics identified in this Article FOURTH.

C.   Voting.

          1. The holders of Common Stock shall be entitled to one vote for each share so held with respect to all matters submitted to the vote of the shareholders of the Corporation.

          2. Except as otherwise specifically provided in the certificate filed pursuant to law with respect to any series of Series Preferred Stock or as otherwise provided by law, the Series Preferred Stock shall not have any right to vote on any matter submitted to the shareholders of ICC, including, without limitation, the election of directors. In all instances in which voting rights are granted to Series Preferred Stock or any series thereof, such Series Preferred Stock or series shall vote as provided in the certificate filed pursuant to law with respect to any series of Series Preferred Stock or otherwise provided by law.

D. Dividends. The holders of Common Stock shall have the right to dividends and distributions of the Corporation when and as declared by the board of directors out of funds legally available therefor. Dividends on the outstanding Series Preferred Stock of each series shall be declared and paid or set apart for payment before any dividends shall be declared or paid or set apart for payment on account of the Common Stock with respect to the same dividend period. Dividends on any shares of Series Preferred Stock shall be cumulative only if and to the extent set forth in a certificate filed pursuant to law. After dividends on all shares of Series Preferred Stock (including cumulative dividends if and to the extent any such shares shall be entitled thereto) shall have been declared or paid or set apart for payment with respect to any dividend period, then and not otherwise as long as any share of Series Preferred Stock shall remain outstanding, dividends may be declared and paid or set apart for payment with respect to the same dividend period on account of the Common Stock out of the assets or funds of the Corporation legally available therefor.


     The Board of Directors has proposed this change to the Articles of Incorporation of ICC in order to enable the Corporation to raise additional capital.


REQUIRED VOTE

     Adoption of this proposal requires an affirmative vote of at least a majority of the votes entitled to be cast by all shareholders entitled to vote at the Special Meeting. The Board of Directors recommends a vote for this proposal.

                                OTHER INFORMATION

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information regarding ICC's Common Stock owned by: (i) each person who is known by the Board of Directors of ICC to be the beneficial owner of more than 5% of ICC's outstanding Common Stock; (ii) each of ICC's Directors and principal officers of ICC as a group:


NAMES AND ADDRESS OF               AMOUNT AND NATURE     PERCENTAGE OF SHARES
BENEFICIAL OWNER(1)                  OF BENEFICIAL          OUTSTANDING
                                     OWNERSHIP (2)
--------------------------------------------------------------------------------

Timothy R. Karnes .........         2,062,600(3)                   19.2%

J. Robert Jones ...........           894,822(4)                    8.4%

Michael F. Mulholland .....           750,000(6)                    6.7%

William F. Walsh ..........           150,000(7)                    1.4%

Robert F. Bronner .........           200,000(8)                    1.9%

Joseph M. Melanson.........           612,357(9)                    5.5%

Craig Lerman ..............           550,500(10)                   5.2%

Thomas N. Buttermore.......            25,000(11)                     *

Mark A. Kearney ...........            25,000(12)                     *

John T. Losier ............            25,000(13)                     *

Christopher R. McCleary ...            25,000(14)                     *

Richard H. Steele .........               100(15)                     *

William J. Flounders ......                 0(16)                     *

Regency Holding Group, Inc.
99 Wall Street
New York, NY 10005.........         1,033,041(17)                   9.1%

Mark Gould
639 Cleveland Street
Clearwater, Fl 33755.......           702,000(5)                    6.7%

All directors and officers
As a group (11 persons)
(6)(7)(8)(9)(10)(11)
(12)(13)(14)(15)(16) ......         2,362,957                      19.1%


---------------
* Less than one %.

(1) Except as set forth above, the address of each individual is 1463 Dunwoody Drive, West Chester, Pennsylvania 19380.

(2) Based upon information furnished to the Company by either the directors and executive officers or obtained from the stock transfer books of the Company. The Company is informed that these persons hold the sole voting and dispositive power with respect to the common stock except as noted herein. For purposes of computing "beneficial ownership" and the percentage of outstanding common stock held by each person or group of persons named above as of the date of this filing, any security which such person or group of persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing beneficial ownership and the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3) Former director and officer. Includes 250,000 shares of common stock issuable upon warrants/options that are currently exercisable or exercisable within the next 60 days.

(4) Former director and officer. Includes 150,000 shares of common stock issuable upon warrants/options that are currently exercisable or exercisable within the next 60 days.

(5) Former director. Includes 25,000 shares of common stock issuable upon warrants that are currently exercisable or exercisable within the next 60 days.

(6) Includes 740,000 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within the next 60 days.

(7) Includes 150,000 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within the next 60 days.

(8) Includes 200,000 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within the next 60 days.

(9) Includes 600,000 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within the next 60 days.

(10) Includes 100,000 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within the next 60 days.

(11) Includes 25,000 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within the next 60 days.

(12) Includes 25,000 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within the next 60 days.

(13) Includes 25,000 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within the next 60 days.

(14) Includes 25,000 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within the next 60 days.

(15) Includes 0 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within the next 60 days.

(16) Includes 0 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within the next 60 days.

(17) Includes 842,000 shares of common stock issuable upon the exercise of warrants that are currently exercisable or exercisable within the next 60 days. Included in this total is a warrant for 208,000 shares that is subject to the final execution of a consulting agreement between the Regency Holding Group, Inc. and the Company. Includes holdings of known affiliates and owners of Regency Holding Group, Inc.

LITIGATION

Currently, the Company is not a party to any material Legal Proceedings. The Company has been served with a complaint from a vendor filed on April 18, 2000 in the Court of Common Pleas, Richland County, South Carolina. The complaint demands approximately $18,000 in past due amounts for alleged services. The Company disputes any services were provided, is investigating the complaint and has filed an answer and counterclaim. The Company will vigorously pursue its defense against this claim and its counterclaim.


ADJOURNMENT

If sufficient votes in favor of any of the proposals set forth herein are not received by the time scheduled for the meeting, the persons named as proxies may propose one or more adjournments of the meeting for a period or periods of not more than 60 days in the aggregate to permit further solicitation of proxies with respect to any such proposal. Any adjournment will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies that they are entitled to vote in favor of such proposals. They will vote against any such adjournment those proxies required to be voted against any such proposals. ICC pays the costs of any additional solicitation and of any adjourned session.


OTHER MATTERS

The Board of Directors knows of no other business to be brought before the meeting. However, if any other matters come before the meeting, it is the intention that the proxies that do not contain specific restrictions to the contrary will be voted on such matters in accordance with the judgment of the persons named on the enclosed form of proxy.

                                 GENERAL PROXY -
          SPECIAL MEETING OF STOCKHOLDERS OF INTERNET CABLE CORPORATION

                  PLEASE FAX EXECUTED PROXIES TO (610) 647-2566

     The undersigned hereby appoints Robert F. Bronner, with full power of substitution, proxy to vote all of the shares of common stock of the undersigned and with all of the powers the undersigned would possess if personally present, at the Special Meeting of Stockholders of Internet Cable Corporation, to be held at 1463 Dunwoody Drive, West Chester, Pennsylvania, on December 15, 2000 at 1:00 P.M. local time and at all adjournments thereof, upon the matters specified below, all as more fully described in the Proxy Statement dated December 1, 2000 and with the discretionary powers upon all other matters which come before the meeting or any adjournment thereof.

                   THIS PROXY IS SOLICITED ON BEHALF OF
             INTERNET CABLE CORPORATION'S BOARD OF DIRECTORS.

      1. To authorize amendment of the Articles of Incorporation to set forth the terms of a class of preferred stock.

                   [ ] FOR          [ ] AGAINST        [ ] ABSTAIN

      2. In their discretion, upon such other matter or matters that may properly come before the meeting, or any adjournments thereof.

Every properly signed proxy will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given.

Please mark, date, sign and mail your proxy promptly in the envelope provided.



                                          Date: _________________________, 2000


_______________________________           _______________________________
Signature                                 Signature


_______________________________           _______________________________
(Print name of Stockholder)               (Print name of Stockholder)


                                         Number of shares: _________________

                                         Note: Please sign exactly as name
                                               appears in the Company's records.
                                               Joint owners should each sign.
                                               When signing as attorney,
                                               executor or trustee, please give
                                               title as such.